UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2012
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Libbey Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-12084	34-1559357
(State of incorporation)	(Commission File Number)	(IRS Employer identification No.)

300 Madison Avenue Toledo, Ohio	43604
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (419) 325-2100
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Effective as of June 29, 2012, the indenture (the “Indenture”) governing the 10% Senior Secured Notes (the “Notes”), dated as of February 8, 2010, between Libbey Glass Inc. (“Libbey Glass”), Libbey Inc. (the “Company”) and the other guarantors party thereto, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee, has been discharged in accordance with its terms. Libbey Glass cancelled the Notes and discharged the Indenture on June 29, 2012, after redeeming the remaining $40.0 million aggregate principal amount of outstanding Notes in accordance with the terms of the Indenture at a redemption price of 103%. In connection with the redemption of the Notes, Libbey Glass paid total consideration of approximately $43.0 million, which consisted of: (i) $40.0 million for the aggregate principal amount tendered, (ii) approximately $1.5 million of accrued and unpaid interest on the Notes and (iii) approximately $1.2 million of premium associated with the redemption. We redeemed these notes in connection with, and the redemption constituted a part of, the overall refinancing of our capital structure completed on May 18, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Libbey Inc. Registrant
Date: June 29, 2012	By:	/s/ Susan Allene Kovach
Susan Allene Kovach
Vice President, General Counsel & Secretary